UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2018
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NioCorp Developments Ltd.
(Exact name of registrant as specified in its charter)
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British Columbia, Canada (State or other jurisdiction of incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)
7000 South Yosemite Street, Suite 115 Centennial, Colorado 80112 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 639-4647 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on June 27, 2018, NioCorp Developments Ltd. (the “Company”) entered into a definitive convertible security funding agreement (the “Lind Agreement”) with an entity managed by The Lind Partners, a New York-based asset management firm (collectively with The Lind Partners, “Lind”). Pursuant to the Lind Agreement, Lind agreed to advance to the Company $1.0 million, in consideration of which the Company agreed to issue to Lind a convertible security (the “Convertible Security”) with a face value of $1.2 million (representing $1.0 million in funding plus an implied 10% interest rate per annum for the term of the Convertible Security).

On July 9, 2018, in connection with the funding and issuance of the Convertible Security, the Company issued 1,035,319 common share purchase warrants of the Company (the “Warrants”) to Lind pursuant to the Lind Agreement. Each Warrant entitles the holder to acquire one common share of the Company at a price of C$0.77 per share until July 9, 2021. The Warrants were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) thereof based upon the representations and warranties of Lind in the Lind Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

By: /s/ Neal S. Shah
Name: Neal S. Shah
Title: Chief Financial Officer

Date: July 9, 2018